United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 11, 2025

SUNation Energy, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

171 Remington Boulevard Ronkonkoma, NY	11779
(Address of Principal Executive Offices)	(Zip Code)

(631) 750-9454

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	SUNE	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

ATM Offering

On August 18, 2025, SUNation Energy, Inc. (“SUNation” or the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Needham & Company, LLC (“Needham” or the “Sales Agent”). Pursuant to the Sales Agreement, the Sales Agent will act as the Company’s agent with respect to an offering and sale, at any time and from time to time, of the Company’s common stock, par value per share $.05 (the “Shares”). The Company has authorized the sale, at its discretion, of Shares in an aggregate offering amount up to $30,000,000 under the Sales Agreement. Sales of the Shares, if any, will solely be made in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will use commercially reasonable efforts consistent with normal trading and sales practices.

The offer and sale of the Shares will be made pursuant to the Company’s shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (“SEC”) and declared effective on April 29, 2025 (File No. 333-286663, the “Registration Statement”), and a related prospectus, as supplemented by a prospectus supplement pursuant to Rule 424(b) under the Securities Act. We will not make any offers or sales of Shares or any other securities registered thereunder unless and until the Registration Statement is declared and maintained as effective by the SEC. We are not obligated to make any sales of Shares under the Sales Agreement and no assurance can be given that we will sell any Shares under the Sales Agreement, or, if we do, as to the price or amount of Shares that we will sell, or the dates on which any such sales will take place.

The Company or the Sales Agent, under certain circumstances and upon notice to the other, may suspend the offering of the Shares under the Sales Agreement. The offering of the Shares pursuant to the Sales Agreement will terminate upon the sale of Shares in an aggregate offering amount equal to $30,000,000, or sooner if either the Company or the Sales Agent terminates the Sales Agreement.

The Company will pay the Sales Agent a cash commission in an amount up to 3.0% of the gross proceeds from each sale of Shares sold pursuant to the Sales Agreement, and will reimburse the Sales Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $100,000 in the aggregate.

The Company made certain customary representations, warranties and covenants in the Sales Agreement concerning the Company and its subsidiaries and the Registration Statement, prospectus, Prospectus Supplement and other documents and filings relating to the offering of the Shares. In addition, the Company has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Sales Agreement is not complete and is, therefore, qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Shares to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s Registration Statement, and a Prospectus Supplement related thereto.

The legal opinion of Rimon P.C., Company counsel, relating to the legality of the issuance and sale of the Shares, is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of Material Definitive Agreement.

On August 11, 2025, the Company delivered written notice to Roth Capital Partners, LLC (“Roth”) that the Company was terminating the At Market Offering Agreement, dated October 21, 2024, by and between the Company and Roth (the "Previous ATM Agreement"), in accordance with its terms. The “at-the-market” offering of Shares with Roth was offered and pursuant to Form S-3 (File No. 333-267066), and the prospectus supplement related thereto, having an aggregate sale price of up to $10,000,000. The Company terminated the Previous ATM Agreement prior to entry into the Sales Agreement.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 2.02. Results of Operations and Financial Condition.

On May 15, 2025, SUNation Energy, Inc. (the “Company”) issued a press release (the “Press Release”) announcing financial results for the Company for the quarter ended June 30, 2025. A copy of the Press Release is furnished as Exhibit 99.1 to this current report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2025, Mr. Henry Howard, a member of the Company’s Board of Directors, provided the Company with notice that he was resigning from the Board of Directors, effective immediately. The Company thanks Mr. Howard for his service on the Company’s Board of Directors, and wishes him well in all future endeavors.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
5.1	Opinion of Rimon, P.C.
10.1	ATM Sales Agreement, dated August 18, 2025, between SUNation Energy, Inc. and Needham & Company, LLC
99.1	Press Release dated August 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNATION ENERGY, INC.

	By:	/s/ James Brennan
James Brennan
Chief Financial Officer

Date: August 18, 2025

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